Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of March 12, 2013 (the “Effective Date”), is entered into among Bakken Resources, Inc., a Nevada corporation (the “Company”) and Val M. Holms (“Executive”). Certain capitalized terms used in this Agreement are defined in Section 11 hereof.

The Company and Executive desire to enter into this agreement relating to Executive's employment by the Company.

The parties hereto agree as follows:

1.                Employment. The Company shall employ Executive as Chief Executive Officer to the Company, and Executive hereby agrees to be employed by the Company, upon the terms and subject to the conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in Section 3 hereof (the “Employment Period”). Executive shall be employed on a full-time basis with the Company.

2.                Position and Duties.

(a)      Position. During the Employment Period, Executive shall serve as the Chief Executive Officer of the Company and in such capacity shall have the duties, responsibilities and authority that are normally associated with such office and as requested by the board of directors of the Company (the “Board”) from time to time.

(b)      Duties. Executive shall report directly to the Board of the Company, and Executive shall devote all his time and attention (except for permitted vacation periods and periods of illness or incapacity and other activities approved by the Board from time to time) to the business and affairs of the Company and its Subsidiaries.

3.                Termination. The Employment Period shall terminate on the first anniversary of the Effective Date (the “Initial Term”) and shall automatically renew for successive one (1) year periods (each a “Successive Term”) unless either party gives written notice to the other at least 60 days prior to the end of the Initial Term, or at least 60 days prior to the end of any one (1) year renewal period, that the Agreement shall not be further extended. The date on which the Employment Period terminates after any notice of non-renewal is referred to herein as the “Expiration Date. Notwithstanding the foregoing, the Company and Executive agree that Executive is an “at-will” employee, subject only to the contractual rights upon termination set forth herein, and that the Employment Period (a) shall terminate automatically at any time upon Executive's death, (b) shall terminate automatically at any time upon the Board's determination of Executive's Disability, (c) may be terminated by the Company at any time for any reason or no reason (whether for Cause or without Cause) by giving Executive written notice of the termination, and (d) may be terminated by Executive for any reason or no reason (including for Good Reason) by giving the Company written notice at least 60 days in advance of his termination date. Notwithstanding anything herein to the contrary, in no event shall delivery of a notice of non-renewal by the Company be deemed a termination without Cause. The date that the Employment Period is terminated for any reason is referred to herein as the “Termination Date.”

4.                Base Salary and Benefits.

(a)      Base Salary. During the Employment Period, Executive's base salary shall be $180,000 per year (the “Base Salary”). The Base Salary shall be reviewed annually. The Base Salary shall not be reduced prior to the Expiration Date, and after any increase of such Base Salary approved by the Board, the term “Base Salary” in this Agreement shall refer to the Base Salary as so increased. The Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices.

(b)      Expenses. The Company will reimburse Executive for all reasonable travel and other business expenses incurred by Executive during the Employment Period in connection with the performance of his duties and obligations under this Agreement as approved by the Chief Executive Officer, subject to Executive's compliance with such limitations and reporting requirements with respect to expenses as may be established by the Company from time to time.

(c)      Other Benefits. During the Employment Period and provided Executive is a full-time employee, Executive will be entitled to participate in all compensation or employee benefit plans or programs and receive all benefits and perquisites for which similarly situated executives of the Company generally are eligible under any plan or program now in existence or established later by the Company, on the same basis as other similarly situated executives of the Company. Nothing in this Agreement will preclude the Company from amending or terminating any of the plans or programs applicable to similarly situated executives of the Company as long as such amendment or termination is applicable to similarly situated executives of the Company, as the case may be.

(d)      Indemnification. To the fullest extent permitted by law and the articles of incorporation of the Company, Executive (and his heirs, executors and administrators) shall be indemnified by the Company and its successors and assigns for Executive’s actions in his capacity as an officer or director of the Company. The obligations of the Company pursuant to this Section shall survive the Employment Period.

5.                Severance.

(a)      Termination without Cause or for Good Reason. If, prior to the Expiration Date, the Employment Period is terminated by the Company without Cause or by Executive for Good Reason, or if the Company does not renew the Agreement at the end of the Initial Term or any Successive Term thereafter Executive shall be entitled to receive during the Severance Period his annual Base Salary as in effect immediately prior to the Termination Date, paid in the same manner and in the same installments as previously paid. For the avoidance of doubt, in no event shall Executive be entitled to any bonus payment if Executive was not employed by the Company on the last day of the fiscal year during which any such Performance Bonus was earned. When used herein, the “Severance Period” means the 12-month period from and after the Termination Date.

(b)      Death or Disability. In the event of the death or Disability of Executive during the Employment Period, the Company's obligation to make payments or provide any other benefits under this Agreement shall cease as of the date of death or Disability of Executive; provided, that Executive (or his estate) shall be entitled to receive (i) all earned or accrued but unpaid Base Salary and reimbursement of expenses incurred by Executive prior to the Termination Date, (ii) any Performance Bonus that was earned, but not paid, as of the Termination Date, and (iii) all amounts or benefits to which Executive is entitled under any applicable employee benefit plan or arrangement of the Company in which Executive was a participant during his employment with the Company, in accordance with the terms of such plan or arrangement.

(c)      Other Termination. If the Employment Period is terminated by the Company for Cause or by Executive for any reason other than Good Reason, Executive shall not be entitled to any severance payments and all of Executive's benefits shall cease to be effective immediately as of the Termination Date (except as required by law); provided, that Executive shall be entitled to receive all earned or accrued but unpaid Base Salary and reimbursement of expenses incurred by Executive prior to the Termination Date.

(d)      Other Benefits. Except as required by law or as specifically provided in this Section 5, the Company's obligation to make any payments or provide any other benefits hereunder shall terminate automatically as of the Termination Date.

(e)      Termination of Severance. If Executive breaches any of the provisions of Sections 6 and 7 hereof, or engages in any Competitive Activity (as defined below) as described in Section 8 hereof, the Company shall no longer be obligated to make any additional payments or provide any other benefits pursuant to this Section 5.

6.                Confidential Information. Executive acknowledges that the information, observations and data, whether in tangible or intangible form (including, without limitation, trade secrets, know-how, research plans, business, accounting, distribution and sales methods and systems, sales and profit figures and margins and other technical or business information, business, marketing and sales plans and strategies, cost and pricing structures, suppliers, customer lists, business relationships, and information concerning acquisition opportunities and targets nationwide in or reasonably related to any business or industry in which the Company or its respective Subsidiaries is engaged), disclosed or otherwise revealed to his, or discovered or otherwise obtained by his or of which he becomes aware, directly or indirectly, while employed by the Company or its Subsidiaries (including, in each case, those obtained prior to the date of this Agreement) concerning the business or affairs of the Company or any of its respective Subsidiaries (collectively, “Confidential Information”) are the property of the Company or its respective Subsidiaries, as the case may be, and agrees that the Company has a protectable interest in such Confidential Information. Therefore, Executive agrees that he shall not (during his employment with the Company or at anytime thereafter) disclose, furnish or make accessible to any unauthorized person or use for his own or any third party’s purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters: (a) become or are generally known to and available for use by the public other than as a result of Executive's acts or omissions or (b) are required to be disclosed by judicial process or law (provided that Executive shall give prompt advance written notice of such requirement to the Company to enable the Company to seek an appropriate protective order or confidential treatment). Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) which constitute Confidential Information or Work Product (as defined below) which he may then possess or have under his control. Executive acknowledges that upon termination of his employment with the Company, the Company may deem it advisable to, and shall be entitled to, serve notice on his new employer that Executive has been exposed to certain Confidential Information and that he has continuing obligations under the terms of this Agreement not to disclose such information. The provisions of this Section 6 shall survive the termination or expiration of the Employment Period, irrespective of the reason therefor.

7.                 Work Product. Executive hereby assigns to the Company all right, title and interest in and to all inventions, developments, methods, processes, designs, analyses, reports and all similar or related information (in each case whether or not patentable), all copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that both (a) are conceived, reduced to practice, developed or made by Executive while employed by the Company and its

Subsidiaries and (b) either (i) relate to the Company's or any of its Subsidiaries' actual or anticipated businesses, research and development or existing or future products or services, or (ii) are conceived, reduced to practice, developed or made using any of the equipment, supplies, facilities, assets or resources of the Company or any of its Subsidiaries (including, but not limited to, any intellectual property rights) (“Work Product”). Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company's ownership of the Work Product (including, without limitation, executing and delivering assignments, consents, powers of attorney, applications and other instruments).

8.                Non-Competition and Non-Solicitation.

(a)      Non-Competition. If Executive engages in any Competitive Activity during the two year period following the Termination Date (“Non-Competition Term”), Executive’s right to receive any remaining severance payments under Section 5(a) hereof shall immediately terminate. Notwithstanding the foregoing, in the event Executive is terminated without cause or for good reason, the Non-Competition Term shall be the one year period following the Termination Date. Executive shall be deemed to be engaged in a “Competitive Activity” if he anywhere within the United States engages, directly or indirectly, alone or as a shareholder (other than as a holder of less than one percent (1%) of the common stock of any publicly traded corporation), partner, officer, director, employee, consultant or advisor, or otherwise in any way participates in or becomes associated with, any other business organization that is involved or becomes involved with the oil and gas industry, in any State that the Company, or any of its Subsidiaries, is conducting such business at the time of Executive’s termination or has notified Executive that it proposes to conduct such business and for which the Company has, prior to the time of such termination, expended substantial resources.

(b)      Non-Solicitation. If Executive engages in any Solicitation Activity during the two year period following the Termination Date (“Non-Solicitation Term”), Executive’s right to receive any remaining severance payments under Section 5(a) hereof shall immediately terminate. Executive shall be deemed to be engaged in “Solicitation Activity” if he employs, retains or engages (as an employee, independent contractor or otherwise), or induces or attempts to induce to be employed, retained or engaged, any Person who is or was during the Non-Solicitation Term an employee, consultant or officer of the Company, induces or attempts to induce any Person who, as of the date hereof or at any time thereafter during the term of this Agreement, is an employee, consultant, or officer of the Company to terminate his or his employment or other relationship with the Company, or induces or attempts to induce any Person who, as of the date hereof or at any time thereafter during the term of this Agreement, is a customer, or other contracting party with the Company to terminate or not renew or not extend any written or oral agreement or understanding or other relationship with the Company, or to reduce the amount of business it conducts with the Company.

9.                Enforcement. If, at the time of enforcement of any of Sections 6, 7 and 8, a court of competent jurisdiction shall hold that the type, scope or duration of the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum type, scope or duration reasonable under such circumstances shall be substituted for the stated type, scope or duration and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum type, scope and duration permitted by applicable law. The parties hereto acknowledge and agree that Executive's services are unique and he has access to Confidential Information and Work Product, that the provisions of Sections 6, 7 and 8 are necessary, reasonable and appropriate for the protection of the legitimate business interests of the Company and its respective Subsidiaries, that irreparable injury will result to the Company and its respective Subsidiaries if Executive breaches any of the provisions of Sections 6, 7 and 8 and that money damages would not be an adequate remedy for any breach by Executive of this Agreement and that the Company will not have any adequate remedy at law for any such breach. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or any of its successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without the necessity of showing actual money damages, or posting a bond or other security). Nothing contained herein shall be construed as prohibiting the Company or any of its successors or assigns from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

10.            Executive's Representations and Acknowledgements. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, non-competition agreement or confidentiality agreement with any other Person, (iii) Executive shall not use any confidential information or trade secrets of any third party in connection with the performance of his duties hereunder, and (iv) this Agreement constitutes the valid and binding obligation of Executive, enforceable against Executive in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein and intends for such terms and conditions to be binding on and enforceable against Executive. Executive expressly agrees and acknowledges that the restrictions contained in Sections 6, 7 and 8 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to the Company of its non-enforcement outweighs any harm to Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of the Confidential Information. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

11.            Definitions.

“Affiliate” means, with respect to any Person, any Person controlling, controlled by or under common control with such Person.

“Board” means the Board of Directors of the Company.

“Cause” means (i) Executive’s material breach of the terms of any agreement between Executive and Company or of a material policy or code of conduct of the Company, or any of its Subsidiaries; (ii) Executive’s material failure, neglect or refusal to perform any duties of Executive hereunder other than by reason of Disability; (iii) Executive’s gross negligence or willful misconduct in the performance of his duties to the Company or any of its Subsidiaries; (iv) Executive’s willful insubordination or disregard of the legal directives of the Board which are not inconsistent with the scope of Executive’s duties and responsibilities; (v) Executive’s engaging in misconduct which has a material adverse impact on the reputation, business, business relationships or financial condition of the Company or any of its Subsidiaries; (vi) Executive’s commission of an act of fraud or embezzlement against the Company or any of its Subsidiaries; (vii) any conviction of, or plea of guilty or nolo contendere by, Executive with respect to a felony (other than a traffic violation), a crime involving moral turpitude, fraud, misrepresentation or which causes material harm to the standing and reputation of the Company or any of its Subsidiaries; or (viii) Executive’s (A) use of any illegal drug or (B) abuse or misuse of alcohol and/or prescription drugs which materially adversely affects the performance of his duties to the Company or any of its Subsidiaries; provided, however, that Cause shall not be deemed to exist under clause (ii) unless Executive has been given reasonably detailed written notice of the grounds for such Cause and Executive has not effected a cure within fifteen (15) days of the date of receipt of such notice.

“Disability” means (i) Executive has been deemed disabled for purposes of any group or individual disability policy paid for by the Company that is in effect at the time of such disability; or (ii) the Board, in good faith, has determined Executive is substantially unable to perform his duties under this Agreement for a period in excess of 120 days (whether or not consecutive)

“Good Reason” means, without Executives prior written consent, any of the following, (i) a material diminution in the Executive’s base compensation; (ii) a material diminution in the Executive’s authority, duties or responsibilities; (iii) any material breach of this Agreement by the Company; (iv) a required change in location of Executive’s primary place of work of more than 35 miles from Executive’s present employment location and from his primary residence; provided that the events described in clauses (i), (ii), (iii), and (iv) above shall constitute Good Reason only if the Company fails to cure such event within 30 days after receipt from Executive of written notice of the event which constitutes Good Reason if such events are curable. In addition, Good Reason shall cease to exist for an event on the 60th day following the later of its occurrence or Executive’s knowledge thereof, unless Executive has given the Company written notice thereof prior to such date. “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

12.            Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by reputable overnight courier service (charges prepaid), e-mailed or faxed to the recipient at the address below indicated:

To Company:

Bakken Resources, Inc.

Attn: David Deffinbaugh

1425 Birch Ave, Suite A

Helena, MT 59601

To Executive:

Val M. Holms

1425 Birch Ave, Suite A

Helena, MT 59601

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when personally delivered, one (1) business day after sent by reputable overnight courier service, five (5) calendar days after deposit in the U.S. mail (or when actually received, if earlier), or at such time as it is transmitted via e-mail or facsimile, with receipt confirmed.

13.            General Provisions.

(a)      Expenses. The Company and Executive will each pay their own costs and expenses incurred in connection with the negotiation and execution of this Agreement and the agreements contemplated hereby.

(b)      Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)      Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)      Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)      Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, and the Company, and their respective successors and assigns, including any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred; provided, that the rights and obligations of Executive under this Agreement shall not be assignable.

(f)      Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Montana, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Montana or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Montana.

(g)     Remedies. Each of the parties to this Agreement shall be entitled to enforce his or its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h)     Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive.

(i)      Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(j)      No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on March 12, 2013.

BAKKEN RESOURCES, INC.

By: /s/ David Deffinbaugh
Name: David Deffinbaugh
Title: Chief Financial Officer

EXECUTIVE

/s/ Val M. Holms

Name: Val M. Holms